EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Local.com Corporation

We consent to the incorporation by reference in the registration statements (No. 333-120638 and No. 333-127810) on Form S-8 and the registration statement (No. 333-129539) on Form S-3 of Local.com Corporation of our report dated March 15, 2007, appearing in the Annual Report on Form 10-K of Local.com Corporation for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus which is part of the registration statement on Form S-3.

HASKELL & WHITE LLP

Irvine, California
March 15, 2007